EMPLOYEE CONFIDENTIALITY, WORK PRODUCT
                 AND NON-COMPETITION AGREEMENT

     This Employee Confidentiality, Work Product and NonCompetition Agreement ("Agreement") by and between Arkona, L.L.C. ("Arkona"), and the undersigned employee ("Employee") is effective as of the date shown. The terms of this Agreement are as follows:

     1. Definition of Confidential Information. For purposes of this Agreement, "Confidential Information" shall mean any and all information, data, documents, items or materials, that are or shall be owned, developed, used by, or that relate to or arise from, Arkona, its businesses, activities, investigations, work of Arkona's employees, agents or contractors, utilization of Arkona's equipment, supplies, facilities or information, in the past, present or future, whether intangible, magnetic, digital or in any other form, format or medium, and whether or not published, patented, copyrighted, registered or suitable therefore, that relate to:

     (a) research, technology, inventions, discoveries, devices, designs, computer programs, software (whether owned by Arkona or any third party or used under license), software integration techniques, source codes, object codes, text, methods, processes, procedures, systems, trade secrets, know how, ideas or forms;

     (b) marketing, marketing data, market research, business plans, strategies, sales techniques, customer lists, customers, the names, addresses, telephone numbers, telecopier numbers, operations, buying habits, practices, needs, backgrounds, records and other information regarding customers and potential customers, training, purchasing, purchasing methods, vendors, suppliers, costs, prices, discounts, services, potential services, employees, independent contractors, terms and conditions of engagement and performance evaluations for employees and independent contractors, financial statements, forecasts and reports;

     (c) information generally regarded as confidential in the industry or business in which Arkona is engaged; or

     (d) information designated as confidential by Arkona.

Notwithstanding the foregoing, the term "Confidential Information" does not include information that is (a) generally known in the industry in which Arkona competes; (b) readily ascertainable by proper means by competitors of Arkona, through sources independent of Employee and Arkona, through no act or fault of Employee; or (c) owned, created, conceived or first reduced to practice by Employee, either alone or together with others, prior to the date of this Agreement, which is removed from the operation of this Agreement by listing it in Exhibit "A" attached herewith and by this reference made a part hereof (if nothing is listed in Exhibit "A", it is understood that Employee has no matters that Employee desires to remove from the operation of this Agreement).

     2. Ownership of Confidential Information. Employee acknowledges and agrees that: (a) the Confidential Information is proprietary and confidential;
(b) the Confidential Information is owned exclusively by and constitutes trade secrets of Arkona; (c) unauthorized disclosure or use of the Confidential Information would cause substantial loss and irreparable harm to Arkona; (d) Employee's obligations under this Agreement are reasonable and necessary to protect the legitimate interests and Confidential Information of Arkona; and
(e) the compensation and benefits provided to Employee during Employee's employment are in substantial part consideration for this Agreement. Employee shall promptly disclose to Arkona, or to any persons Arkona designates in writing, all Confidential Information of which Employee has knowledge, and all information, documents, items and materials relating thereto.

     3. No Use or Disclosure. During the term of Employee's employment and thereafter, except as required in the performance of Employee's duties for Arkona, or as specifically authorized in writing by the President of Arkona, Employee shall not, directly or indirectly, in any way (i) use, modify, disclose, copy, transfer, sell, distribute, delete, destroy, display, perform or exploit any Confidential Information or Arkona property; (ii) use, modify, disclose, copy, transfer, sell, distribute, delete, destroy, display, perform or exploit any information, data, documents, items or materials received by Employee or Arkona from a third party for the period required by any confidentiality agreement, understanding or duty between Arkona and the third party; or (iii) aid, encourage or allow any other person to do any of the foregoing.

     4. Other Agreements. Employee represents and warrants that Employee's employment by Arkona and its performance hereunder do not and will not violate any other agreement binding Employee, nor violate any obligation of confidentiality between Employee and any third party. Further, Employee agrees that Employee will not use for Arkona's benefit, or disclose to Arkona, any trade secrets, confidential information or property of any third party if Employee is prohibited by agreement (such as an agreement with a prior employer or contractor) or otherwise from so using, disclosing or exploiting the same. Employee represents and warrants that Employee has disclosed to Arkona any such obligations of confidentiality and related limitations, if any. Employee will not enter into any agreement, whether written or oral, at any time, that is in conflict with the terms of this Agreement. Employee agrees to indemnify and hold Arkona harmless from all damage s, expenses, costs (including reasonable attorneys' fees) and liability incurred by Arkona in connection with, or resulting from, any breach of this
Section 4.

     5. Definition of Work Product. For purposes of this Agreement, "Work Product" shall mean all works of authorship, inventions, devices, discoveries, improvements, engineerings, reverse engineerings, promotional materials, training materials, organizational materials, speeches, articles, books, handbooks, written materials, printed materials, artwork, visuals, graphics, templates, pictures, prints, products, creations, designs, computer software, computer software integration techniques, source codes, object codes, sound recordings, formulas, processes, techniques, ideas, suggestions, know-how and moral rights, all derivative works, versions, variations and modifications to the foregoing, and all documents, items and materials that relate to the foregoing, whether finished, under development or otherwise, whether intangible, magnetic, digital or in any other form, format or medium, and whether or not published, copyrighted, patented, registered or suitable therefore, that are created, conceived, developed or reduced to practice by Employee, in whole or in part, whether alone, together with others or otherwise, during the period of Employee's employment with Arkona, that are
(a) created, conceived, developed or reduced to practice within the scope of Employee's duties for Arkona, on Arkona's time, or with the aid, assistance, or use of any of Arkona's property, equipment, facilities, supplies, resources, or intellectual property; (b) the result of any work, services, or duties performed by Employee for Arkona; or (c) related to the industry, trade, or current or demonstrably anticipated business, research, or development, of Arkona.

     6. Ownership of Work Product. All Work Product shall, to the extent possible, be considered works made for hire by Employee for Arkona within the meaning of Title 17 of the United States Code, or its successor provision, and all copyrights, patents, patents rights, shop rights, trademarks, service marks, trade names, goodwill pertaining to the foregoing, registration rights, pending application rights, contract rights, claims and actions, and all other rights, under the laws of the United States, foreign countries and international conventions, that relate to or arise from the same, shall be owned by and remain exclusively the property of Arkona. To the extent any or all of the foregoing, under applicable law as noted above, may not be considered works made for hire by Employee for Arkona, Employee hereby unconditionally transfers, assigns, grants and conveys to Arkona, forever (or for the longest period of time otherwise permitted by law), all right, title, interest, tangible and intangible property, benefits, powers, privileges, claims and demands of every kind and nature, whatsoever throughout the world, in and to the same, individually and collectively, without the necessity of any further consideration.

     7. Cooperation. Employee shall promptly disclose to Arkona all Work Product and shall execute all documents and perform all tasks reasonably requested by Arkona to document, perfect and secure the foregoing rights for Arkona, including, but not limited to, copyright, patent and other registration rights.

     8. Non-Competition Agreement. Employee acknowledges that Employee's services are of a special and unusual character which have a unique value to Arkona and that confidential information will be obtained by or disclosed to Employee as a result of employment. As a material inducement to Arkona to employ Employee and in consideration of compensation to be paid to Employee for services, Employee covenants and agrees as follows:

     (a) During Employee's employment by Arkona and for a period of one (1) year after Employee ceases to be employed by Arkona, Employee shall not, directly or indirectly, as principal or agent, or in any other capacity:

         (i) solicit or divert business from any client, account or location of Arkona.

         (ii) own, manage, operate, participate in or be employed by or otherwise be interested in, or connected in any manner with, any person, firm, corporation or other enterprise which directly competes with the business of Arkona in the geographic area in which Arkona competes for business, conducts its business, seeks its market, solicits customers, sells its products or services or seeks to sell its products or services.

     (b) Employee covenants and agrees that any violation of this Agreement shall entitle Arkona to an accounting and repayment of all profits, compensation, commissions, remunerations or benefits which Employee directly or indirectly has or may realize, and such remedy shall be in addition to and not in limitation of any injunctive relief or other rights or remedies to which Arkona is or may be entitled at law or in equity under this Agreement.

     (c) Employee acknowledges having carefully read and considered the provisions of this Agreement and agrees that the restrictions set forth in Paragraph 8(a) including, but not limited to, the time period of restriction and the geographical area restriction are fair and reasonably required for the protection of the interests of Arkona, its officers, directors and other employees. In the event that any provision of Paragraph 8(a) hereof relating to time period and/or area of restriction shall be declared by a court of competent jurisdiction to exceed the maximum time period or area such court deems reasonable and enforceable, said time period and/or area or restriction shall be deemed to become and thereafter be the maximum time period and/or area which such court deems reasonable and enforceable.

     9. At Will Employment. Employee agrees that Employee's employment with Arkona is employment at will and may be terminated at any time with or without cause and for any or no reason. This Agreement shall not in any way modify Employee's status as an employee at will. This Agreement controls those aspects of the employment relationship between Arkona and Employee that are specifically addressed herein. All other aspects of the employment relationship are regulated under the general policies of Arkona.

     10. Termination. In the event of termination or cessation of Employee's employment with Arkona, whether with or without cause, (a) this Agreement shall remain in full force and effect; (b) Employee shall promptly deliver to Arkona all information, data, documents, computer disks and equipment, items and materials of any nature and in any form, format or medium pertaining to Employee's work for Arkona, the Confidential Information and/or Work Product; and (c) Employee will not take, retain, use, disclose or disseminate any originals, copies or other reproductions of any of the foregoing, in any form, format or medium whatsoever.

     11. Waiver. The failure of either party to take any action under this Agreement, or the waiver of a breach of this Agreement, shall not affect that party's rights to require performance hereunder or constitute a waiver of any subsequent breach.

     12. Enforcement. For any breach of this Agreement, Employee agrees that Arkona is entitled to equitable and other injunctive relief which may include, but shall not be limited to, restraining Employee from rendering any service or performing or participating in any activity in breach of this Agreement. However, no remedy available under this Agreement (including this Section 12) is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other available remedy now or hereafter existing at law or in equity by statute or otherwise.

     13. Attorneys' Fees. Should Arkona or Employee incur attorneys' fees or costs in order to enforce the provisions of this Agreement, whether or not a legal action is instituted, the party not in default shall be entitled to reimbursement of such attorneys' fees and costs, in addition to all other rights and remedies either party may have at law or in equity.

     14. Modification. This Agreement may not be altered, modified, amended or changed, in whole or in part, except by a writing executed by the parties.

     15. Assignment. This Agreement is fully assignable by Arkona. This Agreement is personal to Employee and neither the Agreement, nor the rights or duties hereunder, may be voluntarily or involuntarily, directly or indirectly, assigned or otherwise transferred or encumbered by Employee without the prior written approval of Arkona.

     16. Moral Rights. Employee acknowledges the existence of Employee's statutory moral rights in Work Product to the extent such Work Product may qualify as a work of visual art to be used as such, pursuant to Title 17
Section 106A of the United States Code, or its successor statute, and does hereby expressly and forever waive all such rights.

     17. Interpretation. This Agreement shall be governed by the laws of the State of Utah. The headings herein are for reference only and shall not define or limit the provisions hereof.

     18. Entire Agreement. Arkona and Employee acknowledge and agree that this Agreement constitutes the entire agreement between them with respect to the subject matter addressed herein, and all prior or contemporaneous agreements, whether written or oral, as may relate to the same, except those referred to in this Agreement, are hereby superseded by this Agreement.

     19. Severability. If any provision of this Agreement is found to be invalid or unenforceable by a court or tribunal, whether due to particular time limits, unreasonableness or otherwise, it is agreed that the provision in question shall be reduced or otherwise modified by such court or tribunal, but only to the extent necessary to permit its enforcement and only in such court's jurisdiction. If the particular provision cannot be reduced or modified to make it enforceable, that provision shall then be severed from this Agreement and the remaining provisions of this Agreement shall remain in full force and effect giving maximum validity and enforceability to this Agreement.

     20. Successors. This Agreement shall be binding upon the parties and their heirs, successors, assigns, transferees, grantees, executors and administrators.

     21. Review. Employee acknowledges that before signing this Agreement, Employee read it, Employee was given an opportunity to discuss it with Employee's attorneys and advisors, and Employee understands its meaning and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day of , 19_.

ARKONA


By:
Name :
Title:

EMPLOYEE


Name:

                               EXHIBIT "A"

                          PREEXISTING RIGHTS

   I do not own or have any claim, interest or rights in any confidential information or intellectual property.

   I own or have a claim, interest or rights in the confidential information and intellectual properties listed below (attach extra sheet if necessary).

Employee's Signature